Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Report of VALLEY HIGH MINING COMPANY (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Michael Coombs, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

VALLEY HIGH MINING COMPANY

Date:	May 12, 2009	By:	/s/John Michael Coombs
John Michael Coombs

Chairman of the Board, President, Chief Executive Officer (CEO)

Date:	May 12, 2009	By:	/s/John Michael Coombs
John Michael Coombs

Chief or Principal Officer (CFO), and Principal Accounting Officer, Secretary and Treasurer,